SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Filed by a Party other than the Registrant ☐

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☒ Definitive Proxy Statement
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NewMil Bancorp, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NewMil Bancorp, Inc.
19 Main Street, P.O. Box 600
New Milford, Connecticut 06776

March 25, 2005
To the Shareholders of
NewMil Bancorp, Inc.:

You are cordially invited to attend the NewMil Bancorp, Inc. ("NewMil") Annual Meeting of Shareholders to be held on Wednesday, April 27, 2005, at 9:30 a.m., at the Candlewood Valley Country Club, New Milford, Connecticut.

At the Annual Meeting, you will be asked: (i) to elect four directors to serve for three-year terms; (ii) to ratify the appointment of PricewaterhouseCoopers, LLP as independent registered public accountants of NewMil for the year ending December 31, 2005; and (iii) to transact any other business that properly comes before the Annual Meeting or any adjournments of the meeting.

The Board of Directors unanimously recommends that you vote FOR the election of all the Board's nominees for election as directors and FOR PricewaterhouseCoopers, LLP. We encourage you to read the accompanying Proxy Statement, which provides information regarding NewMil and the matters to be voted on at the Annual Meeting. Also enclosed is our 2004 Annual Report to Shareholders.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you may complete, date, sign and return the enclosed proxy card in the enclosed postage paid envelope. If you attend the meeting and prefer to vote in person, you may do so.

Sincerely,

/s/ Francis J. Wiatr
Francis J. Wiatr
Chairman, President and Chief Executive Officer

NEWMIL BANCORP, INC.

Notice of Annual Meeting of Shareholders

To the Shareholders of NewMil Bancorp, Inc.:

NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Shareholders of NEWMIL BANCORP, INC. will be held at the Candlewood Valley Country Club, New Milford, Connecticut on Wednesday, April 27, 2005, at 9:30 a.m., for the purpose of considering and voting on the following matters:

1.
To elect four directors to serve until the Annual Meeting of Shareholders in 2008 who, with the eight directors whose terms of office do not expire at this meeting, will constitute the full board of directors.

2.	To ratify the appointment of PricewaterhouseCoopers, LLP as independent registered public accountants for the year ending December 31, 2005.

3.	To transact such other business as may properly be brought before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on March 7, 2004, are entitled to notice of and to vote at this meeting or any adjournment thereof.

By order of the Board of Directors,

Betty F. Pacocha
Secretary

New Milford, Connecticut
March 25, 2005

    YOUR VOTE IS IMPORTANT. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN REVOKE YOUR PROXY AND VOTE IN PERSON.

NewMil Bancorp, Inc.
19 Main Street, P.O. Box 600
New Milford, Connecticut 06776
_______________

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 27, 2005
________________

ANNUAL MEETING

This Proxy Statement (the "Proxy Statement") is being furnished to the shareholders of NewMil Bancorp, Inc., a Delaware corporation ("NewMil"), as part of the solicitation of proxies by its Board of Directors from holders of its outstanding shares of common stock, par value $.50 per share (the "Common Stock"), for use at the Annual Meeting of Shareholders of NewMil to be held on Wednesday, April 27, 2005, at 9:30 a.m., local time, at the Candlewood Valley Country Club (the "Annual Meeting") and at any adjournments of the meeting. The Proxy Statement, together with the enclosed proxy card, is being mailed to shareholders of NewMil on or about March 25, 2005.

Purposes of the Annual Meeting

The Annual Meeting has been called for the following purposes: (i) to elect four directors to serve for three-year terms (Proposal 1); (ii) to ratify the appointment of the firm of PricewaterhouseCoopers, LLP as independent registered public accountants of NewMil for the year ending December 31, 2005 (Proposal 2); and (iii) to transact any other business that properly comes before the Annual Meeting or any adjournments of the meeting.

If you vote using the enclosed form of proxy, your shares will be voted in accordance with the instructions indicated. Executed but unmarked proxies will be voted FOR the election of the Board's nominees as directors and FOR the ratification of the appointment of NewMil's independent registered public accountants. Except for procedural matters incident to the conduct of the Annual Meeting, the Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy on such matters as determined by a majority of the Board of Directors.

Who Can Vote at the Annual Meeting; Record Date

The securities which can be voted at the Annual Meeting consist of shares of Common Stock of NewMil with each share entitling its owner to one vote on all matters properly presented at the Annual Meeting. There is no cumulative voting of shares. The Board of Directors has fixed the close of business on March 7, 2005 as the record date for the determination of shareholders of NewMil entitled to notice of and to vote at the Annual Meeting. On the record date, there were approximately 1,382 holders of record of the 4,198,324 shares of Common Stock then outstanding and eligible to be voted at the Annual Meeting.

How to Vote

If your Common Stock is held by a broker, bank or other nominee (i.e., in "street name"), you should receive instructions from that person or entity that you must follow in order to have your shares of Common Stock voted. If you hold your Common Stock in your own name and not through a broker or another nominee, you may vote your shares of Common Stock:

•	by signing, dating and mailing the proxy card in the enclosed postage-paid envelope; or
•	by attending the Annual Meeting and voting in person.

The proxy holders will vote your Common Stock in accordance with your instructions. If you give a proxy without specific voting instructions, your proxy will be voted by the proxy holders as recommended by the Board of Directors.

Quorum and Vote Required

The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting for the election of directors and the ratification of the appointment of NewMil's independent registered public accountants. Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a majority of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote. The affirmative vote of the majority of the votes cast is required to ratify the appointment of NewMil's independent registered public accountants. Shareholders' votes will be tabulated by the persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. Abstentions and broker non-votes will be treated as shares that are present, or represented, and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting. Broker non-votes will not be counted as a vote cast on any matter presented at the Annual Meeting. Abstentions will not be counted in determining the number of votes cast in connection with any matter presented at the Annual Meeting.

Revocability of Proxies

The presence of a shareholder at the Annual Meeting will not automatically revoke that shareholder's proxy. A shareholder may, however, revoke a proxy at any time before it is voted (i) by delivering either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to Secretary, NewMil Bancorp, Inc., 19 Main Street, P.O. Box 600, New Milford, Connecticut 06776, or (ii) by attending the Annual Meeting and voting in person.

Solicitation of Proxies

The cost of soliciting proxies for the Annual Meeting will be borne by NewMil. In addition to use of the mails, proxies may be solicited personally or by telephone or telecopy by directors, officers and employees, who will not be specially compensated for such activities. NewMil also will request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from those beneficial owners and will reimburse those holders for their reasonable expenses incurred in that connection.

GOVERNANCE OF NEWMIL

NewMil is a Delaware corporation and is the holding company of NewMil Bank (the "Bank"). The business and affairs of NewMil are managed by or under the direction of the Board of Directors of NewMil. Members of the Board of Directors inform themselves of NewMil's business through discussions with its chairman, president and chief executive officer and with other key members of management, by reviewing materials provided to them, and by participating in meetings of the Board of Directors and its committees.

The Nominating Committee of the Board of Directors assists the Board in its oversight of corporate governance policies and practices, board composition, and director nomination and related matters.

Independence of NewMil's Board of Directors and Members of Its Committees

It is the policy of the Board of Directors of NewMil that a majority of its directors be independent of NewMil within the meaning of applicable laws and regulations. NewMil's Board of Directors has affirmatively determined that all of the directors nominated for election at the annual meeting and all directors of NewMil whose terms continue are independent, except for Ms. Pacocha and Mr. Wiatr because they are both executive officers of NewMil and the Bank. NewMil's Board of Directors has also affirmatively determined that the Audit, Salary and Benefits, and Nominating Committees, are comprised entirely of independent directors within the meaning of applicable laws and regulations.

The Nominating Committee has established a Director Independence Determination Policy in order to make its determinations regarding independence of directors. The Committee has established guidelines to assist it in determining director independence as defined under the published listing standards of the NASDAQ Stock Market, Inc. ("NASDAQ"). The NASDAQ independence definition includes a series of objective tests. In addition, as further required by NASDAQ rules, the Board has made a subjective determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Meetings of the Board of Directors and Its Committees

NewMil's Board of Directors meets on a monthly basis and may hold additional special meetings. During 2004, the Board held thirteen regular meetings and two special meetings. In addition, there were meetings during 2004 of the various committees of the Board of Directors. None of our directors attended fewer than 75% of the aggregate number of meetings of the Board of Directors held while he or she was a member of the Board during 2004 and the number of meetings held by all committees during the period which he or she served on such committee during 2004.

Director Attendance at Annual Meetings of Shareholders

Although NewMil has not formally adopted a policy regarding attendance by directors at the annual meeting of shareholders, all directors are encouraged to attend the annual meetings. At the April 28, 2004 Annual Meeting, all of the directors were in attendance. All of the NewMil directors are expected to attend the 2005 Annual Meeting of Shareholders.

Committees of the Board of Directors

The Board of Directors of NewMil has four committees: the Audit Committee, the Investment Committee, the Nominating Committee, and the Salary and Benefits Committee. Excluding the Investment Committee, each of those committees is a joint committee of NewMil and NewMil Bank. NewMil Bank has two additional committees, the Community Reinvestment Act ("CRA") Committee and the Loan Committee. The Board of Directors may, by resolution, designate one or more additional committees.

The Audit Committee consists of Directors Carlson, Dumas and McCarthy, with Carlson serving as Chair. The Audit Committee, which operates under a charter, monitors the integrity of financial statements of NewMil, the compliance of NewMil and the Bank with legal and regulatory requirements, and the independence and performance of NewMil's internal and external auditors. The Audit Committee reviews and reassesses the adequacy of the charter each year. Each of the members of the Audit Committee meets the independence requirements of the rules of NASDAQ and the SEC. Joseph Carlson II and Kevin Dumas have accounting or related financial management expertise and are considered by NewMil to be “financial experts” as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act") rules and regulations. The Audit Committee met five times during the year ended December 31, 2004. A copy of the Audit Committee's Charter is attached as Appendix A.

The Salary and Benefits Committee consists of Directors Dumas, Gonthier, Powers and Williams, with Williams serving as Chair. The Salary and Benefits Committee oversees director and executive officer compensation and administers the 1986 Stock Option and Incentive Plan (the "Employee Plan") for officers and key employees of the Bank, which includes recommendations for the granting of stock options. The Salary and Benefits Committee met three times during the year ended December 31, 2004.

The Nominating Committee consists of Directors Bullock, Carlson, Powers and Williams, with Powers serving as Chair. The Nominating Committee is responsible for establishing criteria for directors, making recommendations for the nomination of directors, overseeing self-assessment evaluations for the Board and its Committees and addressing other governance issues. The Nominating Committee met three times for the year ended December 31, 2004.

The Investment Committee of the Bank and the Investment Committee of NewMil consists of Directors Carlson, Dumas, Gonthier, Jaber, McCarthy and Wiatr, with Gonthier serving as Chair. NewMil's Investment Committee approves investment policy and monitors the performance of NewMil's portfolio. NewMil did not have an investment portfolio during 2004. The Bank's Investment Committee approves investment, liquidity and interest rate risk policies and monitors the performance of the Bank's investment portfolio, liquidity and interest rate risk positions. The Investment Committee of NewMil met once during the year ended December 31, 2004. The Bank’s Investment Committee met twelve times during the year ended December 31, 2004.

The Loan Committee consists of Directors Bullock, Carlson, Dumas, Jaber, McCarthy, Otto, Powers and Wiatr, with Wiatr serving as Chair. The Loan Committee approves the loan policies of the Bank, approves certain loans and reviews all reports on the loan portfolio. The Loan Committee met sixteen times during the year ended December 31, 2004.

The CRA Committee consists of Directors Bullock, Otto, Pacocha, Rizzo and Wiatr, with Pacocha serving as Chair. The CRA Committee was formed as a means of assuring compliance with the requirements of the CRA. The CRA Committee met four times during the year ended December 31, 2004.

Director Compensation

NewMil's philosophy is to pay competitive retainer fees and to continue to provide long-range incentives to directors through stock option grants and to more closely align the fiscal interests of the directors with those of the shareholders, as is the case with executive management compensation. Non-employee directors ("Eligible Directors") received an annual retainer of $10,500. The Chair of Audit Committee also received a retainer of $8,500 for 2004. Directors also received $700 for each Board meeting attended. Audit Committee members received $700 for each meeting attended. The members of all other committees received fees for each meeting attended ranging from $400 to $650, depending upon the committee. Officers of NewMil who are also directors receive no compensation as directors.

Director Deferred Compensation Agreements

Each of directors Dumas, Jaber, and Rizzo is a party to an unfunded, unqualified Director Deferred Compensation Agreement under which these directors have elected to defer director fees. Deferred fees are credited annually with interest at a rate based on the 5-year U.S. Treasury constant maturity index. The applicable index-crediting rate for 2004 was 3.27%. Upon the later of age 65 or termination of director service with the Bank, directors are eligible to receive the deferral contribution plus accrued interest either in a lump sum or in 120 equal monthly installments.

Director Split-Dollar Life Insurance Agreements

Effective January 1, 2002, the Bank purchased insurance on the lives of its 10 non-employee directors and entered into split-dollar insurance agreements with them. The Bank fully paid the premiums for the 10 policies with one lump sum premium payment of $2.47 million. The premium paid is recorded as an asset and the increase in the cash surrender values of the policies is recorded as income. Under the split-dollar insurance agreements, policy interests are divided between the Bank and each director. The death benefit of each director is fixed at $250,000, payable directly by the insurance company to the director’s named beneficiary. As a consequence, the Bank has no benefit obligation to the director. A director who is removed for cause or whose re-nomination is withheld for cause forfeits all benefits under the split-dollar insurance arrangement.

The Bank will receive the remainder of the death benefits after payment of the fixed $250,000 benefit to the director’s beneficiary. The Bank expects to recover from its portion of the policies’ death benefits the entire premium. The Bank also owns the cash surrender value, including accumulated policy earnings. As it does in the case of any whole life insurance policy, the cash surrender value increases over time. Because it is the intention of the Bank to hold the bank-owned life insurance until the death of the insureds, increases in cash surrender value should be tax-free income under current tax law. This compares to the taxable gain that the Bank would recognize for assets in traditional taxable investments such as U.S. Treasury or agency securities. The Bank expects that collection of death benefits on the policies, which is likewise tax free under current federal and state income taxation, will further enhance the Bank’s return.

Selection of Nominees for the Board of Directors

The Nominating Committee is responsible for the identification and recruitment of director candidates. The Nominating Committee recommends to the independent members of NewMil's Board of Directors candidates for director either to be elected at annual meetings of shareholders or to be appointed by Board of Directors from time to time for the purpose of filling any vacancy on the Board of Directors. NewMil's practice is to recruit directors best able to provide the oversight necessary to insure that NewMil meets all of its fiduciary obligations to shareholders. When recruiting a director it is generally thought that, subject to shareholder approval, the director will become a long-term fiduciary of NewMil. In this manner the director can serve on a variety of committees over time and bring objective oversight or specific knowledge to the oversight function. In identifying and evaluating nominees for director, the Nominating Committee considers each candidate’s experience, integrity, background and skills, potential to enhance the Bank’s image in the business community and business development opportunities, as well as any other qualities that the candidate may possess and factors that the candidate may be able to bring to the Board. NewMil has not paid any fee to any third party for the identification or evaluation of any candidates. NewMil is not aware of any recommendations submitted by a shareholder for nomination to the Board. The process for a shareholder to make director nominations is described below in "Shareholder Nominations for the Board."

Shareholder Nominations for the Board

NewMil's Bylaws also permit shareholders eligible to vote at the Annual Meeting to make nominations for directors, but only if such nominations are made pursuant to timely notice in writing to the Secretary of NewMil. To be timely, a shareholder's notice must be delivered to or mailed and received at NewMil's principal executive offices not fewer than 60 days nor more than 90 days prior to the annual meeting; provided, however, that if fewer than 50 days' notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A shareholder's notice must set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of capital stock of NewMil which are beneficially owned by such person, (iv) the total number of shares of capital stock of NewMil that will be voted for each proposed nominee, and (v) any other information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (b) as to the shareholder giving the notice (i) the name and address of such shareholder, as they appear on NewMil's books, and (ii) the class and number of shares of capital stock of NewMil which are beneficially owned by such shareholder.

Shareholder Communications with the Board

NewMil has made an effort to ensure that the Board of Directors or individual directors, if applicable, consider the views of NewMil's shareholders. NewMil believes that its responsiveness to shareholder communications to the Board of Directors has been appropriate and timely. Shareholders may communicate with the Board of Directors by sending an email to NewMil’s Chairman, Francis J. Wiatr (fwiatr@newmilbank.com) or by written correspondence to the Board of Directors or an individual director with a copy to Mr. Wiatr.

Code of Conduct and Ethics

All employees and directors, officers and employees are required to comply with NewMil Bancorp’s Code of Ethics Policy. The Code was adopted as a means of promoting ethical conduct among all of the Bank's and NewMil's directors, officers and employees. The Code is also designed to promote honesty in terms of communications within the Bank and NewMil and from the Bank and NewMil to its customers, markets and shareholders. The Bank and NewMil have and will continue to place great emphasis on the importance of ethical conduct from it directors, officers and employees. You may obtain a printed copy of the Code, without charge, by written correspondence to Secretary, NewMil Bancorp, Inc., 19 Main Street, P.O. Box 600, New Milford, Connecticut 06776.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
General

The Audit Committee appointed PricewaterhouseCoopers, LLP as the independent public accounting firm to audit NewMil’s financial statements for the year ending December 31, 2005. In making its selection, the Audit Committee considered whether PricewaterhouseCoopers, LLP’s provision of services other than audit services is compatible with maintaining the independence of NewMil’s outside accountants. In addition, the Audit Committee reviewed the fees described below for audit-related services and tax services and concluded that such fees are compatible with the independence of PricewaterhouseCoopers, LLP.

Auditor Fee Information

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers, LLP for the audit of NewMil's annual financial statements for the years ended December 31, 2004 and December 31, 2003 and fees billed for other services rendered by PricewaterhouseCoopers, LLP during those periods.

	Year Ended December 31,
	2004	2003
Audit Fees	$202,590	$131,424
Audit-Related Fees	14,789	24,212
Tax Fees	33,350	27,450
All Other Fees	-	12,047
Total	$250,729	$195,133

Audit Fees consist of fees billed for professional services rendered for the audit of NewMil's consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers, LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to NewMil's employee benefit plan audit and procedures related to reports required by the Federal Deposit Insurance Corporation Improvement Act of 1991.

Tax Fees consist of fees billed for professional services rendered for the preparation of NewMil's federal and state tax returns and reviews of quarterly estimated federal and state tax payments.

All Other Fees for the year ended December 31, 2003 were for services rendered for internal audit services prior to December 31, 2002, but paid for after that date. Effective January 1, 2003, PricewaterhouseCoopers no longer served as NewMil’s internal auditor.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

    Consistent with SEC requirements regarding auditor independence, the Audit Committee is required to pre-approve all audit and permissible non-audit services provided by the independent auditor. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget.

    All engagements of the independent auditor to perform any audit services and non-audit services during 2004 were pre-approved by the Audit Committee in accordance with the pre-approval policy. The policy has not been waived in any instance. All engagements of the independent auditor to perform any audit services and non-audit services prior to the date the pre-approval policy was implemented were approved by the Audit Committee in accordance with its normal functions, and none of those engagements made use of the de minimus exception to pre-approval contained in the SEC's rules.

REPORT OF THE AUDIT COMMITTEE

    In accordance with rules adopted by the SEC, the Audit Committee of the Board of Directors of NewMil makes this report for the year ended December 31, 2004.

    The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of NewMil's accounting functions and internal controls. Its responsibilities include appointing, compensating and monitoring NewMil's independent public accountants. During 2004, the Audit Committee was composed of three directors, each of whom is independent under the rules and regulations of the Exchange Act and NASDAQ. All Audit Committee members are considered to be financially literate by the Board of Directors of NewMil. Joseph Carlson II and Kevin Dumas have accounting or related financial management expertise and are considered to be "financial experts" as defined in the Securities and Exchange Commission rules and regulations. The Audit Committee operates under a written charter approved by the Board of Directors.

    Management is responsible for NewMil's internal controls and financial reporting process. The independent accountants, PricewaterhouseCoopers, LLP, are responsible for performing an independent audit of NewMil's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

    In connection with these responsibilities, the Audit Committee met with management and PricewaterhouseCoopers, LLP to review and discuss the December 31, 2004 consolidated financial statements and to discuss the status of the internal control reviews performed pursuant to section 404 of the Sarbanes Oxley Act. The Committee also discussed with PricewaterhouseCoopers, LLP the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). The Audit Committee also received written disclosures from PricewaterhouseCoopers, LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with PricewaterhouseCoopers, LLP the firm's independence.

    Based upon the Audit Committee's discussions with management and the independent accountants, and the Committee's review of the presentations of management and the independent accountants, the Audit Committee recommended that the NewMil Board of Directors include the audited consolidated financial statements in NewMil's Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC.

The Audit Committee:

Joseph Carlson II                    Kevin L. Dumas
Robert J. McCarthy

ELECTION OF DIRECTORS
(Proposal 1)

At the Annual Meeting, four directors will be elected to serve for three-year terms. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named below as nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. If, however, any person nominated by the Board fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend. Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a majority of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. There are no cumulative voting rights in the election of directors.

Nominees and Directors

The Board of Directors of NewMil consists of 12 members, each of whom belongs to one of three classes. Directors serve three-year staggered terms so that only approximately one-third of the Directors are elected at each annual meeting of shareholders.

The following tables set forth the names of the Board of Directors' nominees for election as directors and the current directors of NewMil. Also set forth is certain other information with respect to each such person's age at December 31, 2004, positions currently held with NewMil and its wholly owned subsidiary, NewMil Bank, periods during which such person has served as a director of NewMil and when their current term expires. The tables set forth information as of March 1, 2005 with respect to the amount of NewMil Common Stock beneficially owned by each director of NewMil, each nominee for election as a director, each of the named executive officers and by all directors and execution officers of NewMil as a group. The address of each person is NewMil Bancorp, Inc., 19 Main Street, P.O. Box 600, New Milford, Connecticut 06776. No person or group, as defined in Section 13(d)(3) of the Exchange Act, is known by NewMil to be the beneficial owner of more than 5% of the Common Stock of NewMil based on the absence of any Schedules 13D and 13G filed with the SEC pursuant to the Exchange Act.

DIRECTOR NOMINEES FOR A THREE-YEAR TERM EXPIRING IN 2008

	Positions Held With NewMil				Shares of
	and the Bank;		Has Served	Term Will	Common Stock	Percent of
	Principal Occupation		as a	Expire At	Beneficially	Common Stock
	During the Past Five Years		Director	the Annual	Owned as of	Beneficially
Name	and Directorships	Age	Since	Meeting in*	March 1, 2005	Owned
Joseph Carlson II	Director; Financial	65	1997	2008	23,000(1)	0.52%
	Consultant; Former Vice
	Chairman and CFO of
	Centerbank and Center
	Financial
Betty F. Pacocha	Director; Secretary of	71	1997(2)	2008	28,626(3)	0.64%
	NewMil and
	Executive Vice President
	and Secretary of the Bank
Anthony M. Rizzo	Director; CEO of A.M. Rizzo	64	2000(4)	2008	114,291(5)	2.56%
	Electrical Contractors,
	Former Director of Nutmeg
	Federal Savings and Loan
	Association
Mary C. Williams	Director; Former Vice	65	1990	2008	76,000(6)	1.70%
	President of J & J Log and
	Lumber Corp.

* Assumes election at Annual Meeting.

(1)	Includes 10,000 shares held directly by Mr. Carlson and options to purchase 13,000 shares of Common Stock exercisable within 60 days of the most recent practicable date.
(2)	Ms. Pacocha has been an employee of the Bank since 1961 and she has served as Secretary of NewMil since 1992.
(3)	Includes 18,626 shares held directly by Ms. Pacocha and options to purchase 10,000 shares of Common Stock exercisable within 60 days of the most recent practicable date.
(4)	Mr. Rizzo was elected a director of NewMil and the Bank contemporaneously with the NewMil's acquisition of Nutmeg Federal Savings & Loan Association on November 9, 2000.
(5)	Includes 110,291 shares held jointly with Mr. Rizzo and his spouse and options to purchase 4,000 shares of Common Stock exercisable within 60 days of the most recent practicable date.
(6)	Includes 62,000 shares held directly by Ms. Williams and options to purchase 14,000 shares of Common Stock exercisable within 60 days of the most recent practicable date.

DIRECTORS CONTINUING IN OFFICE

	Positions Held With NewMil				Shares of
	and the Bank;		Has Served	Term Will	Common Stock	Percent of
	Principal Occupation		as a	Expire At	Beneficially	Common Stock
	During the Past Five Years		Director	the Annual	Owned as of	Beneficially
Name	and Directorships	Age	Since	Meeting in	March 1, 2005*	Owned
Herbert E. Bullock	Director; Employee, Echo	70	1987(1)	2006	14,400 (2)	0.32%
	Bay Marina,
	New Milford, CT
Kevin L. Dumas	Director; Owner of Dumas	48	2000	2006	26,500 (3)	0.59%
	& Company, Certified Public
	Accountants; Former Director
	of NMBT Corporation
Laurie G. Gonthier	Director; Vice President-	55	1990	2007	32,570 (4)	0.73%
	Investments for UBS
	Financial Services,
	Middlebury, CT
Paul N. Jaber	Director; Attorney;	62	2000(5)	2007	76,816 (6)	1.72%
	Former Chairman of
	Nutmeg Federal Savings
	& Loan Association
Robert J. McCarthy	Director; Former Chairman,	61	1999	2007	76,091 (7)	1.71%
	President and Chief Operating
	Officer of Norco Inc.,
	Georgetown, CT
John J. Otto	Director; President of	69	2000(8)	2006	30,377 (9)	0.68%
	The Otto Company; Former
	Director of Nutmeg Federal
	Savings and Loan Association
Suzanne L. Powers	Director; Attorney;	66	1988	2007	28,001 (10)	0.63%
	Former Judge of Probate
Francis J. Wiatr	Director; Chairman, President,	54	1994(11)	2006	154,994 (12)	3.48%
	and CEO of NewMil
	and Bank
All Directors and
Executive Officers as a Group (23 Persons)					905,700 (13)	20.31% (14)

(1)	Mr. Bullock has been a director of NewMil since its formation in 1987. Mr. Bullock has been a director of the Bank since 1972.
(2)	Includes 400 shares held jointly by Mr. Bullock with his spouse and options to purchase 14,000 shares of Common Stock exercisable within 60 days of the most recent practicable date.
(3)
Includes 17,000 shares held directly by Mr. Dumas, 500 shares held jointly with his brother and 2,000 shares held as custodian for his children and options to purchase 7,000 shares of Common Stock exercisable within 60 days of the most recent practicable date.

(4)
Includes 6,500 shares held directly by Mr. Gonthier, 13,570 shares held jointly with his spouse, 500 shares held as custodian for his son and options to purchase 12,000 shares of Common Stock exercisable within 60 days of the most recent practicable date.

(5)	Mr. Jaber was elected a director of NewMil and the Bank contemporaneously with NewMil's acquisition of Nutmeg Federal Savings & Loan Association on November 9, 2000.

(6)
Includes 7,828 shares held by the Profit Sharing Plan of the law firm of Cutsumpas, Collins, Hannafin, Jaber and Tuozzolo, 64,988 held directly by Mr. Jaber and options to purchase 4,000 shares of Common Stock exercisable within 60 days of the most recent practicable date.

(7)
Includes 21,000 shares held jointly by Mr. McCarthy with his spouse, 42,400 shares held by family members where Mr. McCarthy has Power of Attorney or is trustee for those shares, 1,941 shares held by his spouse, options to purchase 9,000 shares of Common Stock exercisable within 60 days of the most recent practicable date, and 1,750 shares held by a non-profit agency of which Mr. McCarthy is treasurer.

(8)	Mr. Otto was elected a director of NewMil and the Bank contemporaneously with NewMil's acquisition of Nutmeg Federal Savings & Loan Association on November 9, 2000.
(9)	Includes 26,377 shares held directly by Mr. Otto and 4,000 held jointly by Mr. Otto and his spouse.
(10)
Includes 7,001 shares held directly by Ms. Powers, 14,000 shares held jointly by Ms. Powers with her spouse, 5,000 shares held by Ms. Powers' spouse and options to purchase 2,000 shares of Common Stock exercisable within 60 days of the most recent practicable date.

(11)
Mr. Wiatr was appointed President of NewMil and President and Chief Executive Officer ("CEO") of the Bank on March 21, 1994. He was appointed Chairman and CEO of NewMil and Chairman of the Bank on August 5, 1997.

(12)	Includes 113,764 shares held directly by Mr. Wiatr and options to purchase 41,230 shares of Common Stock exercisable within 60 days of the most recent practicable date.
(13)	Includes 261,230 shares issuable upon the exercise of options exercisable by such persons within 60 days of the most recent practicable date.
(14)
For the purpose of calculating the percentage of Common Stock beneficially owned by the directors and executive officers as a group, the total number of shares outstanding includes 261,230 shares issuable upon the exercise of options that may be exercised by such persons within 60 days of the most recent practicable date (the "Option Shares").

The Board of Directors has determined that, except as noted below, all of the members of the Board are "independent directors" for purposes of Rule 4350 of NASDAQ. The Board of Directors based these determinations primarily on a review by the Nominating Committee of the responses of the directors to questions regarding employment and compensation history, affiliations and family and other relationships. Ms. Pacocha and Mr. Wiatr are not considered independent because they are both an executive officer of NewMil and the Bank.

* In accordance with Rule 13d-3 under the Exchange Act, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if such person has or shares voting power and/or investment power with respect to the security, or has the right to acquire beneficial ownership at any time within 60 days from March 1, 2005. As used herein, "voting power" includes the power to vote or direct the voting of shares and "investment power" includes the power to dispose or direct the disposition of shares.

Indemnification and Limitation of Liability

NewMil's and the Bank's Certificates of Incorporation and Bylaws contain provisions that limit the liability of and indemnify its directors, officers, employees and agents. Such provisions provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer or is or was serving at NewMil's request as a director, officer, employee or agent of another corporation or business entity shall be indemnified and held harmless by NewMil to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss reasonably incurred. Under certain circumstances, the right to indemnification shall include the right to be paid by NewMil the expenses incurred in defending any such proceeding in advance of its final disposition. In addition, a director of NewMil shall not be personally liable to NewMil or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, under Section 174 of the Delaware General Corporation Law, or for any transaction from which the director derived an improper personal benefit.

PRINCIPAL SHAREHOLDERS

There are no persons known to NewMil (including any "group" as that term is used in Section 13(d)(3) of the Securities and Exchange Act of 1934) to be the beneficial owners of more than five percent of the Common Stock as of the most recent practicable date, which is March 1, 2005. NewMil has relied on information supplied in public filings filed with the Securities and Exchange Commission.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires NewMil's directors, certain officers and persons who own more than 10% of its Common Stock to file with the SEC initial reports of ownership of NewMil's equity securities and to file subsequent reports when there are changes in such ownership. Based on a review of reports submitted to NewMil, NewMil believes that during the fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to NewMil's directors and officers were complied with on a timely basis except the following: Form 3s, Initial Statement of Beneficial Ownership of Securities, for three new officers of NewMil, Ms. Dexter, Ms. Warren and Mr. Walker were filed late, Form 4s, Statement of Changes in Beneficial Ownership of Securities, for Ms. Dexter and Ms. Warren with respect to option grants, were filed late, and a Form 4, Statement of Changes in Beneficial Ownership of Securities, for Ms. Powers, Director of NewMil, was filed late.

EXECUTIVE OFFICER COMPENSATION

The following Summary Compensation Table sets forth cash compensation and certain other compensation paid or accrued by NewMil or the Bank for services in all capacities rendered during the years ended December 31, 2004, 2003 and 2002, to NewMil's CEO and the four most highly compensated executive officers of NewMil and the Bank, other than the CEO, whose annualized cash compensation for the year ended December 31, 2004, determined in accordance with Item 402 of SEC Regulation S-K, exceeded $100,000 (together, the "Named Executives").

Summary Compensation Table
					Long Term
		Annual Compensation Awards			Compensation
(a)	(b)	(c)	(d)	(e)	(g)	(i)
Name and				Other Annual	All Other
Principal	Year			Compensation	Options/	Compensation
Position	ended	Salary ($)(1)	Bonus ($)(1)	($)(2)	SARs(#)	($)(3)
Francis J. Wiatr	12/31/2004	$400,000	$100,000	$-	2,500	$15,617
Chairman, President and	12/31/2003	325,000	175,000	-	-	14,602
CEO of NewMil	12/31/2002	325,000	125,000	-	-	12,751
and the Bank

B. Ian McMahon	12/31/2004	195,000	50,000	-	5,000	7,722
Executive Vice President	12/31/2003	130,000	130,000	-	12,500	5,374
& CFO of the Bank	12/31/2002	130,000	70,000	-	5,000	5,629

Betty F. Pacocha	12/31/2004	150,000	35,000	-	5,000	11,998
Executive Vice President	12/31/2003	140,000	75,000	-	-	11,129
& Secretary of the Bank	12/31/2002	140,000	50,000	-	-	7,868

William Starbuck	12/31/2004	127,500	52,000	-	6,000	6,501
Senior Vice President	12/31/2003	125,000	45,000	-	-	6,346
of the Bank	12/31/2002	120,000	20,000	-	-	6,349

Terrence J. Shannon	12/31/2004	122,000	45,000	-	5,000	6,016
Senior Vice President	12/31/2003	115,000	45,000	-	-	5,899
of the Bank	12/31/2002	115,000	35,000	-	-	6,785

(1)	Salary and bonus figures include amounts deferred under the Bank's 401K Profit-Sharing Plan.
(2)
Perquisites and other personal benefits paid to the Named Executives did not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonuses reported for the Named Executive for the year ended December 31, 2004.

(3)
The amounts reported for All Other Compensation for year ended December 31, 2004 include the following: (i) Imputed value for federal income tax purposes of insurance policies paid by NewMil or the Bank in the year ended December 31, 2004, on behalf of each of the named executives: Mr. Wiatr, $2,808; Mr. McMahon, $221; Ms. Pacocha, $6,180; Mr. Starbuck, $1,413; and, Mr. Shannon, $1,168; and (ii) Contribution match paid by the Bank under the Bank's 401K Plan in the year ended December 31, 2003, on behalf of the named executives: Mr. Wiatr, $12,809; Mr. McMahon, $7,501; Ms. Pacocha, $5,818; Mr. Starbuck, $5,088; and, Mr. Shannon, $4,848. The Named Executives' benefits and the Bank's costs for the insurance purchased on the Named Executives' lives under the split dollar agreements associated with the Named Executives' Salary Continuation Agreements are not reflected in this Summary Compensation Table. See "Salary Continuation and Split Dollar Agreement."

    The following table provides detailed information concerning stock options exercised by the Named Executives during the year ended December 31, 2004. This table also provides information concerning the number and value of specified exercisable ("vested") and unexercisable ("unvested") stock options at December 31, 2004. Finally, this table reports the value of unexercised "in-the-money" stock options at December 31, 2004, which represents the positive spread between the exercise price of any such existing stock options and the fair market value of NewMil's Common Stock on December 31, 2004 (represented by the average of the bid and asked price, $31.56).

Aggregated Option/SAR Exercises During Year Ended December 31, 2004
Option/SAR Value Table

(a)	(b)	(c)	(d)	(e)
			Number of	Value of Unexercised
			Unexercised	In-the-Money
			Options/SARs	Options/SARs
	Shares Acquired	Value(1)	at December 31, 2004	at December 31, 2004
Name	on Exercise(#)	Realized($)	Exercisable/Unexercisable	Exercisable/Unexercisable(2)
Francis J. Wiatr	106,270	$2,455,270	38,730 / 0	$961,061 / $-
Terrence J. Shannon	5,000	119,600	16,000 / 0	345,335 / -
B. Ian McMahon	2,500	48,938	13,500 / 0	291,873 / -
William D. Starbuck	1,700	29,527	18,100 / 0	105,417 / -
Betty A. Pacocha	1,000	17,313	5,000 / 0	103,113 / -

(1)	Based on the closing price of NewMil's common stock as reported on The Nasdaq Stock Market on the exercise date(s).
(2)	Based on the average of the bid and asked price of NewMil's common stock as reported on The Nasdaq Stock Market on December 31, 2004.

Options / Grants

    The following tables provide information on options granted in the last fiscal year and securities authorized for issuance under NewMil's equity compensation plans.

Options / Grants in last fiscal year(1)

Name	Number of Securities Underlying Options	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price	Expiration Date	Potential Value at Assessed Annual Rates of Stock Price Appreciation for Option Term
					5%	10%
Francis J. Wiatr	2,500	3.7%	$29.911	1/26/2015	47,027	119,176
B. Ian McMahon	5,000	7.4	29.911	1/26/2015	94,054	238,352
Betty F. Pacocha	5,000	7.4	29.911	1/26/2015	94,054	238,352
William Starbuck	6,000	8.8	29.911	1/26/2015	112,865	286,023
Terrance J. Shannon	5,000	7.4	29.911	1/26/2015	94,054	238,352

(1)      Options were granted in 2005 for 2004 performance.

Equity Compensation Plan Information as of December 31, 2004

Plan Category	Number of Securities to be issued upon exercise of outstanding options	Weighted-Average exercise price of outstanding options	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
NewMil's 1986 Stock Option and Incentive Plan and NewMil's 1992 Stock Option Plan to Outside Directors Approved by Shareholders	(a) 299,962	(b) $15.34	(c) 234,666

    During 2004 NewMil's 1986 Stock Option and Incentive Plan ("Employee Plan") was amended to increase the aggregate number of shares of stock subject to options which may be granted under the Employee Plan by 200,000 shares and extending the term of the Plan until April 28, 2014.

    The Employee Plan authorizes the granting of both incentive and non-incentive options and stock appreciation rights (SARs) to officers and other key employees by the Salary and Benefits Committee of the Board. During the last three years there were no SARs granted to any employee under the Employee Plan by the Salary and Benefits Committee of the Board. The Employee Plan provides for the granting of options to purchase shares of Common Stock for terms of up to 10 years at an exercise price not less than 85% of the fair market value of NewMil's stock on the date of the grant. During 2004 NewMil's 1992 Stock Option Plan for Outside Directors ("Director Plan") was amended to increase the aggregate number of shares of stock subject to options which may be granted under the Director Plan by 50,000 shares. The amendment also removed the automatic annual grant of 2,000 shares to each non-employee director and places the authority to grant shares with the Salary and Benefits Committee up to 1,000 shares per year, per non-employee director, based upon the performance of NewMil and the Bank during the previous fiscal year and extended the term of the Director Plan until April 28, 2014. The Director Plan provides for the granting of options to purchase shares of Common Stock for terms of up to 10 years at an exercise price of not less than the fair market value (average of the bid and ask price) of NewMil's stock on the date of the grant.

Employment Agreements

NewMil entered into an employment agreement as of January 1, 2002, as amended in 2005 with Mr. Wiatr. Mr. Wiatr’s employment agreement provides for:

•	a base salary of $325,000 during its term, or such greater amount as may be agreed upon from time to time; and

•
participation throughout the term of the employment agreement in any and all officer or executive compensation, bonus, incentive, and benefit plans, including without limitation plans providing pension, medical, dental, disability, and group life benefits, and 401(k) retirement plans. As amended in 2005, Mr. Wiatr’s employment agreement provides that he is entitled to continued health care coverage until 2015, regardless of whether his employment terminates before 2015 (unless termination of employment is a termination for cause).

    Mr. Wiatr also agrees to serve as a director of NewMil and the Bank for as long as he continues as an officer of NewMil and the Bank.

    With an original term of three years from January 1, 2002, Mr. Wiatr's employment agreement renews automatically for successive one-year periods at each anniversary date, unless the Board of NewMil gives Mr. Wiatr written notice before automatic renewal that the term of the employment agreement will not be extended. As a result of automatic renewals, the employment agreement has a new three-year term at each anniversary, with a terminus currently of December 31, 2006. The employment agreement contains a legal fee reimbursement provision for litigation or other legal action associated with the interpretation, enforcement, or defense of Mr. Wiatr’s rights under the agreement up to a maximum of $500,000.

    If Mr. Wiatr’s employment is terminated without cause, or if Mr. Wiatr terminates employment for good reason, Mr. Wiatr’s base salary and other benefits will continue for a period of 36 months from the date of termination (other than continued participation in 401(k) retirement plan(s) or any stock plans). Additionally, Mr. Wiatr would be entitled to a cash-out payment equal to the value of unvested stock options or stock awards and unvested contributions to his 401(k) plan account as of the effective date of termination, each payable in a single lump sum within 90 days after his termination of employment. NewMil must also provide Mr. Wiatr with outplacement assistance in the amount of $25,000. Mr. Wiatr may terminate his employment with 30 days’ advance written notice to NewMil, whether with or without good reason. For purposes of the employment agreement, termination for good reason means a material reduction in his salary or benefits; involuntary reduction or discontinuance of his participation in any officer or employee benefit plans; transfer to a location more than 15 miles from NewMil’s principal executive offices; a change in his status or responsibilities without his consent; a material breach of the employment agreement by NewMil that is not corrected within a reasonable time; failure to obtain assumption of NewMil’s obligations under the employment agreement by any successor; or termination of his employment effected in a manner that does not satisfy the terms of the employment agreement.

Mr. Wiatr’s employment agreement provides that if NewMil experiences a change in control, Mr. Wiatr will be entitled to receive a lump sum cash payment equal to three times his annual compensation, which includes his base salary at the time of the change in control, and any bonuses or incentive compensation earned for the calendar year immediately preceding the year in which the change in control occurs. The change-in-control payment will be paid to Mr. Wiatr no later than five days after the change in control occurs or is deemed to have occurred. In addition, Mr. Wiatr becomes fully vested in any qualified and non-qualified plans, programs, or arrangements which he participated in which do not address the effect of a change in control. NewMil will also contribute or cause to be contributed to Mr. Wiatr’s 401(k) plan account the matching and profit-sharing contributions that would have been paid had his employment not terminated prior to the end of the plan year, and cause to be continued life, health, and disability coverage substantially identical to the coverage maintained by NewMil for Mr. Wiatr before his termination. Lastly, all right, title, and interest in and to the automobile provided for Mr. Wiatr’s use by NewMil or the Bank at the time of the change in control would be vested in Mr. Wiatr after an announced change in control. A change in control under the employment agreement means if any of the following events occur:

1)    NewMil shall have merged into or consolidated with another corporation, or merged another corporation into NewMil, on a basis whereby 50% or less of the total voting power of the surviving corporation is held by persons who were shareholders of NewMil before the merger or consolidation;

2)    a report on Schedule 13D or another form or schedule (other than Schedule 13G) is filed or required to be filed under sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing persons or persons acting in concert has or have become the beneficial owner of 25% or more of a class of NewMil voting securities;

3)    during any period of two consecutive years, individuals who at the beginning of the two-year period constitute the board of NewMil cease for any reason to constitute at least a majority of the board, unless the election of each director who was not a director at the beginning of the two-year period is approved in advance by at least two thirds of the directors then in office who were directors at the beginning of the two-year period; or

4) NewMil shall have sold substantially all of its assets to a third party.

Change-in-control payments are not limited to amounts that would be fully deductible for federal income tax purposes pursuant to Section 280G of the Internal Revenue Code of 1986, as amended, and NewMil will be additionally obligated to reimburse Mr. Wiatr for any excise tax he incurs on such payments pursuant to Section 280G and related I.R.C. provisions. Under the terms of the employment agreement, Mr. Wiatr is not entitled to duplicate compensation and benefit payments if his employment is terminated without cause or if he terminates employment with good reason within 24 months after a change in control.

NewMil has also entered into change-of-control agreements with Ms. Pacocha, Mr. McMahon, Mr. Shannon, Mr. Starbuck and five other executive officers of the Bank. The agreements provide that the executive will be entitled to a lump sum cash payment equal to a multiple times the executive’s annual compensation if the executive is involuntarily terminated without cause within two years after a change in control or if the executive voluntarily terminates employment for good reason within two years after a change in control. The change-of-control agreements use the same definitions of "change in control" and "good reason" used in Mr. Wiatr's employment agreement. In Mr. McMahon's case alone, during a 90-day period beginning one year after the change of control, he would be able to terminate employment and demand payment of his lump sum severance under the change-of-control agreement regardless of whether good reason for voluntary termination exists. For the purpose of these agreements, annual compensation means the executive's annual base salary on the date of the change in control or date of termination, whichever amount is greater, plus any bonuses or incentive compensation earned for the calendar year immediately before the year in which the change in control occurred, or immediately before the year in which the executive's termination of employment occurred, whichever amount is greater, regardless of when the bonus or incentive compensation was paid. Ms. Pacocha, Mr. McMahon, Mr. Shannon and Mr. Starbuck will be entitled to multiples of 1.0, 2.99, 1.5 and 1.0, respectively, times their annual compensation.

Executive Group Term Carve-Out Split Dollar Life Insurance Agreements

NewMil believes that adequate life insurance for key executives is an essential component of the compensation necessary to retain and reward excellent executive officer service. Bank executives have life insurance benefits under the group term life insurance program available to employees generally. Under current federal income tax law, a corporation may provide its employees with a group term life insurance death benefit of up to $50,000 on a tax-free basis. But the cost of providing a death benefit exceeding $50,000 is taxed currently to the employee as ordinary income. The executive group term carve-out split dollar life insurance plan supplements the executives’ rights under the basic group term life insurance program available to employees generally, replacing the taxable portion of the group term life insurance plan with permanent life insurance.

Effective January 1, 2002, the Bank purchased insurance policies on the lives of seven executive officers, making a single premium payment of $2.54 million. The officers covered by the group term carve-out split dollar insurance include four of the executive officers named in the Summary Compensation Table above, Mr. McMahon, Mr. Shannon, Mr. Wiatr and Mr. Starbuck. The Bank and the executives share rights to death benefits payable under the policies. An executive’s beneficiaries will receive an aggregate amount equal to —

(a)
for death before retirement: If the executive dies while actively employed by the Bank, his or her beneficiaries will receive either $1,000,000 or an amount equal to twice the officer’s current annual salary at the time of death, whichever amount is less, in either case less the executive’s $50,000 group term life insurance benefit under the Bank’s basic group term life insurance plan, and

(b)
for death after normal retirement at age 65, for death after reaching age 55 with 10 years of service, for death after termination due to disability, or for death after termination of service within three years after a change in control: If the executive is no longer employed by the Bank at the time of death, his or her beneficiaries will receive either $1,000,000 or an amount equal to the executive’s salary at the time his or her employment terminated, whichever amount is less. However, the death benefit will be payable to the executive’s beneficiaries if and only if the executive’s termination satisfied one of three conditions: (1) the executive’s employment is terminated within three years after a change in control, or (2) the executive terminated employment after having reached age 55 with at least 10 years of service to the Bank, or after having reached age 65 regardless of years of service, or (3) the executive’s employment terminated because of disability.

No death benefits are payable, however, if the executive’s employment terminated for cause. The term “change in control” has the same meaning in the group term carve-out plan as it has for purposes of the CEO’s Employment Agreement, discussed above.

The Bank will receive the remainder of death benefits payable under the group term carve-out split dollar insurance. The Bank expects to recover in full the premium paid by it from the Bank’s portion of the death benefits, or upon the cancellation or purchase of the policies by the executives. The death benefit payable to an executive’s beneficiary is payable directly by the insurance company to the named beneficiary. As a consequence, the Bank has no benefit obligation to the participants in the executive group term carve-out split dollar life insurance plan.

The Board believes that the bank-owned life insurance used to finance the director split-dollar insurance agreements, the salary continuation agreement for the benefit of the CEO, discussed below, and the group term carve-out insurance program established for executive officers allows the Bank to implement in a cost-effective manner compensation programs that serve the vital purpose of attracting, retaining, and rewarding valued director and executive officer service.

EMPLOYEE BENEFIT PLANS
Pension Plan

      The Bank maintains a non-contributory defined benefit pension plan (the "Pension Plan") that is qualified under the Internal Revenue Code and complies with the requirements of the Employee Retirement Income Security Act of 1984 ("ERISA").

Effective September 1, 1993, the Pension Plan was curtailed and the crediting of additional benefits to participants under the Pension Plan discontinued. Distributions of vested benefits will be made after the retirement of vested participants. If a participant terminates employment before attaining the normal retirement date as set forth in the Pension Plan, the Pension Plan's vesting provisions will govern whether such participant is entitled to any benefits pursuant to such Pension Plan.

The Pension Plan covers full-time employees, as of September 1, 1993, who had attained the age of 21 years and had completed at least six months service with the Bank at September 1, 1993. The Pension Plan provides in general for monthly payments to or on behalf of each covered employee upon such employee's retirement at age 62 or 65, depending upon whether their employment began before April 1, 1976, or after that date. Annual payments are based upon the employee's base annual compensation for the highest paid three years of employment through September 1, 1993, and such employee's covered months of service to a maximum of 60 percent.

The Pension Plan provides for optional early retirement benefits provided a participant has attained age 58 and completed at least 25 years of service with the Bank or attained the age of 62 depending on whether their employment began before April 1, 1976 or after that date. The Pension Plan also provides death benefits comparable to the benefits offered in the case of early retirement. To fund the benefits provided by the Pension Plan, the Bank makes an annual contribution, if required, for the benefit of eligible employees computed on an actuarial basis. No contribution was required or made during the last fiscal year. Contributions to the Pension Plan fund are paid entirely by the Bank and expenses of administering the Pension Plan are paid from the fund.

The following table illustrates annual pension benefits for retirement in fiscal 2004 at age 65 under the most advantageous Pension Plan provisions available for various levels of compensation and years of service. The Bank's Pension Plan does not provide for Social Security integration.

Average Final Earnings (a)	Years of Service (b)
	15 Years	20 Years	25 Years	30 Years	35 Years
$25,000	$ 7,500	$10,000	$12,500	$15,000	$15,000
50,000	15,000	20,000	25,000	30,000	30,000
75,000	22,500	30,000	37,500	45,000	45,000

(a)	Average of highest three years of base annual compensation.
(b)
Benefits are computed based on the participant's average of highest three years of annual compensation and the number of months of service, up to a maximum of 60%. The Pension Plan does not provide for Social Security integration.

As of December 31, 2004, Ms. Pacocha's salary for pension benefit purposes was $57,188 and she had thirty-three years of service accrued. Due to cost of living adjustments and Ms. Pacocha's deferral of benefits beyond her normal retirement date, Ms. Pacocha's monthly benefit under the Plan amounts to $12,741.93. No amounts would be payable to Messrs. Wiatr, McMahon, Starbuck or Shannon pursuant to the Pension Plan, as they are not participants in the Pension Plan.

Savings and Protection Plan

The Bank's Profit-Sharing Plan has a 401K provision that allows for a defined contribution by employees with a match by the Bank of 100% on the first 3% and 50% of the next 2% of an employee's salary. If an employee elects to contribute greater than 5% of his or her salary, the Bank's match is capped at 100% of the first 3% and 50% of the next 2% of the employee's salary. The Bank's total matching contribution for the year ended December 31, 2004, was $199,000. All contributions under the 401K are vested when made, except to the extent adjustment may be necessary to comply with applicable allocation restrictions that apply to 401K plans generally.

The Bank maintains a non-contributory profit-sharing feature to the Profit Sharing Plan that benefits all full-time employees and follows the same eligibility requirements contained in the Bank's Pension Plan. Contributions to the Profit Sharing Plan are determined annually by the Board of Directors of the Bank on a discretionary basis. No contributions were made to the profit-sharing feature of the Profit Sharing Plan for the year ended December 31, 2004.

The Board of Directors of the Bank reviews the structure of the Profit-Sharing Plan annually, and makes whatever adjustments it deems appropriate. The Bank has no long-term agreement or commitment to maintain the Profit-Sharing Plan.

Salary Continuation and Split Dollar Agreement

The Bank has entered into Salary Continuation Agreements with Mr. Wiatr and Mr. Shannon and two other executive officers of the Bank. The agreements are intended to provide each executive with a fixed annual benefit for 15 years for retirement on or after the normal retirement age of 65.

The Salary Continuation Agreements provide for reduced benefits in the case of early termination or in the case of termination due to disability. Benefits under the Salary Continuation Agreement are also payable to Mr. Wiatr if a change in control occurs, and to Mr. Shannon if his employment is involuntarily terminated without cause or if he voluntarily terminates employment for good reason within two years after a change in control. The term “change in control” is defined in the Salary Continuation Agreement as

•	a merger occurring and as a consequence NewMil’s shareholders end up with less than 50% of the resulting company’s voting stock, or

•
a beneficial ownership report is required to be filed under sections 13(d) or 14(d) of the Securities Exchange Act of 1934 by a person (or group of persons acting in concert) to report ownership of 25% or more of NewMil’s voting securities, or

•
during any period of two consecutive years, individuals who constitute NewMil’s Board of Directors at the beginning of the two-year period cease for any reason to constitute a majority of the board. Directors elected during the two-year period are treated as if they were directors at the beginning of the period if they were nominated by at least two-thirds of the directors in office at the beginning of the period.

Like Mr. Wiatr’s employment agreement discussed above, Mr. Wiatr’s Salary Continuation Agreement also provides for payment of a tax gross-up benefit if Mr. Wiatr’s benefits on account of a change in control are subject to excise taxes under sections 280G and 4999 of the Internal Revenue Code. The Bank has also agreed to pay legal fees incurred by Mr. Wiatr associated with the interpretation, enforcement, or defense of his rights under the Salary Continuation Agreement, up to a maximum of $500,000 for Mr. Wiatr.

Effective January 1, 2002, the Bank purchased insurance policies on the lives of three executive officers, making a single premium payment of $4.34 million. The premium amounts are not reflected in the Summary Compensation Table. If either of Mr. Wiatr or Mr. Shannon dies in active employment with the Bank, his beneficiaries will be entitled to a death benefit under a split dollar agreement entered into at the same time the Salary Continuation Agreement was entered into, but no benefits will be payable under the Salary Continuation Agreement. Once either of Mr. Wiatr or Mr. Shannon terminates employment with the Bank, however, he will be entitled to benefits solely under the Salary Continuation Agreement, and no benefits will be payable to his beneficiaries under the split dollar agreement when he dies. If the executive dies before the normal retirement age but in active service to the Bank, his or her beneficiaries will receive a life insurance death benefit in a fixed amount equivalent to his account balance that would be maintained by the Bank as of the executive’s normal retirement age. The Bank is entitled to any insurance policy death benefits remaining after payment to the executive’s beneficiary(ies). The Bank expects to recover the premium in full from its portion of the policies’ death benefits. The Bank purchased the policies as a source of funds for the Salary Continuation Agreement obligations arising out of each executive’s death before retirement, as well as an investment to finance post-retirement payment obligations. Although the Bank expects the policies to serve as a source of funds for death benefits payable under the Salary Continuation Agreements, the executives’ contractual entitlements under the Salary Continuation Agreements are not funded. These contractual entitlements remain contractual liabilities of the Bank, payable after the executive’s termination of employment.

The following table shows benefits payable under the Salary Continuation Agreements to Mr. Wiatr and Mr. Shannon.

	Annual benefit payable under the Salary Continuation Agreement for 15 years for
Named executive officer	disability occurring in 2004 - benefit payable at normal retirement age (1)	early termination occurring in 2004- benefit payable at normal retirement age (1)	retirement on or after normal retirement age 65 (2)	Lump sum payable on 12/31/04 after a change in control occurring in 2004	Life insurance death benefit if the executive dies in 2004
Francis J. Wiatr	$66,750	$66,750	$158,000	$1,410,313(3)	$1,429,211
Terrence J. Shannon	$22,519	$22,519	$30,000	$271,369(4)	$271,369
___________________________
(1)
Early termination and disability benefits are payable if employment terminates before the normal retirement age. The disability benefit amount increases for each year of service up to the normal retirement age of 65.

(2)	The early termination benefit increases in amount until normal retirement age. Mr. Wiatr and Mr. Shannon will reach the normal retirement age of 65 in 2015 and 2006, respectively.
(3)
The change-in-control lump sum payable under Mr. Wiatr’s Salary Continuation Agreement if a change in control occurs is determined by taking the executive’s normal retirement age accrual balance and discounting that sum back to the executive’s current age as if the executive had an additional 108 months of service and 108 additional months of age on the date of the executive’s termination of employment at a 4% discount rate. The amount shown assumes a change in control occurs in 2005. The CEO’s employment agreement and Salary Continuation Agreement also provide for an additional tax gross-up payment if the total payments and benefits due as a result of a change in control exceed the limits under section 280G of the Internal Revenue Code. The gross-up feature is discussed in the description of Mr. Wiatr’s employment agreement. The figures in the table above do not include any tax gross-up payments.

(4)
The change-in-control lump sum payment is payable within three days after the executive’s termination, if the executive's employment is involuntarily terminated without cause or if he voluntarily terminates employment for good reason within two years after a change in control. The amount shown assumes a change in control occurs in 2005 and that Mr. Shannon’s employment is terminated immediately thereafter.

Salary and Benefits Committee Interlocks and Insider Participation

The members of the Salary and Benefits Committee for the year ended December 31, 2004 were Kevin L. Dumas, Laurie G. Gonthier, Suzanne L. Powers and Mary C. Williams, with Ms. Williams as Chair. No Salary and Benefits Committee member was, during 2004 or at any time prior thereto, an officer or employee of NewMil or its subsidiaries. Additionally, there were no Salary and Benefits Committee "interlocks" during 2004, which generally means that no executive officer of NewMil served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Salary and Benefits Committee.

SALARY AND BENEFITS COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

The Salary and Benefits Committee of the Board of Directors consists of four non-employee directors. The members of the Salary and Benefits Committee currently are Kevin L. Dumas, Laurie G. Gonthier, Suzanne L. Powers and Mary C. Williams, with Williams as Chair. All of the Committee members are "independent" as defined by NASDAQ rules.

Due to the significant growth of the Bank, the Board of Directors decided to update its informal compensation policy as it relates to executive management in 2001. Clark-Bardes Consulting, a preeminent compensation consultant to the financial services industry, was engaged at that time to update senior executive compensation practices. Clark-Bardes Consulting continues to provide salary surveys and compensation information regarding executive management.

The Salary and Benefits Committee uses industry salary surveys as a guide for the compensation ranges in effect for executive management. All compensation programs that are in effect for senior managers are reviewed including base pay and performance bonus ranges, stock option grants, and change-of-control and retirement plans.

In this exercise NewMil Bank compares itself to publicly traded peer group banks both at the national and regional level and as a result the Salary and Benefits Committee has another tool to measure the appropriateness of executive compensation in all forms and can be assured that it has examined it in a fashion that is closely aligned with the performance objectives of the position and ultimately shareholder interests.

The Salary and Benefits Committee makes decisions on compensation for executive officers. Because the business of NewMil consists of the business of the Bank, no separate cash compensation is paid to the executive officers of NewMil. Except for Mr. Wiatr, who participated in discussions concerning Ms. Pacocha's compensation, no other members of the Committee who participated in these decisions are employed by NewMil or the Bank, neither do any of these members have an interlocking relationship with a compensation committee of another entity, nor do they participate in any of NewMil's or Bank's executive compensation plans.

In addition, the Salary and Benefits Committee, none of whose members are employees of NewMil or the Bank, makes recommendations to the Board of Directors concerning the grant of stock options pursuant to the Employee Plan to employees, including director and non-director executive employees. Based on these recommendations, the Board of Directors makes decisions regarding the grant of any such options (with Mr. Wiatr and Ms. Pacocha not participating in decisions concerning themselves). This Committee also makes recommendations to the Board of Directors on compensation for other officers and employees and on other benefit plans for employees of NewMil and the Bank.

In addition to these considerations described above, the Committee considers NewMil's and the Bank's performance, the accomplishment of business objectives, and the individual's contribution to earnings and shareholder value in setting senior officer compensation levels. The three principal components of executive officers' compensation are salary, performance cash bonuses, and stock options. The Committee considers granting bonuses only when it determines that performance is meritorious and exceptional, and only after consideration of such factors as the Bank's performance for such year compared to prior years, and the time and effort exerted by management. These decisions are made on a judgmental basis, and not according to a specific formula. NewMil's CEO, Mr. Wiatr, received a salary of $400,000 during the year ended December 31, 2004. A performance bonus of $100,000 was paid to Mr. Wiatr for the year ended December 31, 2004, based on the Bank's profitability and the satisfaction of other Committee approved goals and objectives.  The Committee chose to recognize meritorious performance by Ms. Pacocha, Mr. McMahon, Mr. Starbuck and Mr. Shannon in the year ended December 31, 2004, by awarding performance bonuses as reflected in the Summary Compensation Table.

Internal Revenue Code Section 162(m)

In 1993, the Internal Revenue Code was amended to disallow publicly traded companies from receiving a tax deduction on compensation paid to executive officers in excess of $1 million (section 162(m) of the Code), unless, among other things, the compensation meets the requirements for performance-based compensation. In structuring NewMil's compensation programs and in determining executive compensation, the Committee takes into consideration the deductibility limit for compensation. The Committee reserves the right, however, in the exercise of its business judgment, to establish appropriate compensation levels for executive officers that may exceed the limits on tax deductibility established under Section 162(m) of the Code.

Salary and Benefits Committee of NewMil and NewMil Bank

Kevin L. Dumas	Suzanne L. Powers
Laurie G. Gonthier	Mary C. Williams

                                  TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

Federal law and regulation generally require that all loans or extensions of credit to directors and executive officers must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. However, regulations also permit directors and executive officers to receive the same terms through benefit or compensation plans that are widely available to other employees, as long as the director or executive officer is not given preferential treatment compared to the other participating employees.

Directors, officers and employees of NewMil and its subsidiaries are permitted to borrow from the Bank in accordance with the requirements of federal and state law. All loans made by the Bank to directors and executive officers or their related interests have been made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. NewMil believes that at the time of origination these loans neither involved more than the normal risk of collectibility nor presented any other unfavorable features.

During the year ended December 31, 2004, the Bank and the Bank's Pension Plan and Profit-Sharing Plan paid UBS Financial Services fees or commissions for investment services. Some of the commissions that were paid to UBS Financial Services were earned by Director Laurie G. Gonthier, a Vice President of Marketing for UBS Financial Services in Middlebury, Connecticut. The commissions paid to Laurie G. Gonthier did not exceed $60,000 on an annualized basis.

PERFORMANCE GRAPH

The following graph compares over the last five years the cumulative total shareholder return on NewMil's Common Stock, based on the market price of NewMil's Common Stock, with the cumulative total return of companies on the S&P 500 Index and the reported total return of companies on the SNL New England Thrift Index. The return values were calculated based on cumulative total return values assuming reinvestment of dividends. The graph assumes a $100 investment on December 31, 1999.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF ALL OF ITS DIRECTOR NOMINEES.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
(Proposal 2)

The Audit Committee has appointed the firm of PricewaterhouseCoopers, LLP to continue as independent registered public accountants for NewMil for the year ending December 31, 2005, subject to ratification of the appointment by NewMil's shareholders. Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of PricewaterhouseCoopers, LLP, independent certified public accountants, to audit the financial statements of NewMil for the year ending December 31, 2005. No determination has been made as to what action the Board of Directors would take if NewMil's shareholders do not ratify the appointment.

Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the majority of the votes cast is required to ratify the appointment of PricewaterhouseCoopers, LLP as NewMil's independent registered public accountants for the year ending December 31, 2005.

Representatives of PricewaterhouseCoopers, LLP are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS, LLP AS NEWMIL'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2005.

OTHER MATTERS
(Proposal 3)

As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the Annual Meeting. If, however, any other matters not now known properly come before the meeting, the persons named in the accompanying proxy will vote the proxy in accordance with the determination of a majority of the Board of Directors.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
FOR INCLUSION IN PROXY STATEMENT

Any proposal which a NewMil shareholder wishes to have included in NewMil's Proxy Statement and form of proxy relating to NewMil's 2006 Annual Meeting of Shareholders under Rule 14a-8 of the Exchange Act must be received by NewMil's Secretary at 19 Main Street, P.O. Box 600, New Milford, Connecticut 06776 by November 18, 2005. Nothing in this paragraph shall be deemed to require NewMil to include in its Proxy Statement and form of proxy for the meeting any shareholder proposal which does not meet the requirements of the rules and regulations of the SEC in effect at the time.

ANNUAL REPORT

A copy of NewMil’s 2004 Annual Report to Shareholders accompanies this Proxy Statement which is not a part of the proxy solicitation materials.

By order of the Board of Directors

/s/ Francis J. Wiatr
Francis J. Wiatr
Chairman, President and Chief Executive Officer

New Milford, Connecticut
March 25, 2005

APPENDIX A

AUDIT COMMITTEE CHARTER

Purpose
The Audit Committee is a joint committee of NewMil Bancorp, Inc. and its subsidiary NewMil Bank. For purposes of this Charter, the term "Bank" shall include NewMil Bank and NewMil Bancorp, Inc. its parent holding company, as appropriate. The Audit Committee is appointed by the Board of Directors of NewMil to assist the Boards of the Bank with the monitoring of:
•	The integrity of the Bank’ financial statements,

•	The Bank’s compliance with legal and regulatory requirements, and

•	The independence and performance of the Bank’s internal and external auditors.

Committee Membership
The Audit Committee shall consist of three or more independent directors as determined by the Board of Directors. In making the determination as to whether a particular director is independent of management, the Board of Directors shall consider all relevant information. In order to be considered to be independent, an Audit Committee member may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors, or any other Board committee, accept any consulting, advisory, or other compensatory fee from the Bank, or be an affiliated person of the Bank or any subsidiary of the Bank. In addition, an Audit Committee member may not:
•	Have been an employee of the Bank or any of its affiliates in the past three years;

•
Have received any payments from the Bank or any of its affiliates in excess of $60,000 (except for Board service) in the current or any of the past three fiscal years (the same prohibition applies to non-employee family members);

•	Be a member of the immediate family of an executive officer of the Bank or any of its affiliates in the past three years;

•
Be an executive officer, partner or controlling shareholder of a business (including a not-for-profit business) that conducts business with the Bank where the Bank received payments from or made payments to that business in excess of 5% of the Bank's or that business's gross revenues for that year, or $200,000, whichever is greater, in the current or any of the past three years;

•	Be employed as an executive of another entity where any of the Bank's executives serve on that entity's compensation committee at the current time or in the past three years; or

•	Be a former partner or employee of the Bank's independent auditor who worked on the Bank's audit engagement until three years after such person's relationship with the audit firm ended.

The members of the Audit Committee shall meet the independence and experience requirements of Nasdaq’s Marketplace Rule 4350(d)(2), which provides that:
Each issuer must have, and certify that it has and will continue to have, an audit committee of at least three members, comprised solely of independent directors, each of whom is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the audit committee. Additionally, each issuer must certify that it has, and will continue to have, at least one member of the audit committee that has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.
The members of the Audit Committee shall be appointed by the Board of NewMil on the recommendation of the Nominating Committee.

Authority and Responsibilities
The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Bank or NewMil’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.
The Audit Committee shall make regular reports to the Board.
The Audit Committee shall:
•	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Boards for approval.

Financial Statement and Disclosure Matters
•
Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Bank’s financial statements.

•
Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Bank’s quarterly financial statements, including any significant changes in the Bank’s selection or application of accounting principles.

•	Review with management and the independent auditor NewMil Bancorp’s quarterly financial statements prior to the release of quarterly earnings.

•	Meet periodically with management to review the Bank’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

•	Review major changes to the Bank’s auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

•
Review and discuss with management, the internal auditor and the independent auditor the Bank’s internal controls report and the independent auditor’s attestation of the report prior to the filing of the Bank’s Form 10-K.

•
Review with management, the internal auditors and the independent auditor any issues as to the adequacy and effectiveness of the Bank's internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal controls over financial reporting.

•
Review disclosures made to the Audit Committee by the Bank’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Bank’s internal controls.

•
Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

•	Review with the independent auditor any management letter provided by the auditor and the Bank’s response to that letter.

Relationship with Independent Auditor
•
Review the proposal for, and formally approve, the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board. No independent auditor may be engaged if a senior management official of the Bank worked for the auditor on the Bank’s audit in the one-year period prior to the new independent audit.

•
Pre-approve the terms of the annual audit services engagement, including fees and scope. Meet with the independent auditor prior to the audit to review the overall scope, planning and staffing of the audit.

•	Pre-approve the terms of any audit related services (including internal control related services), tax services and any other permissible non-audit services, including fees and scope.

•
Receive periodic reports from the independent auditor regarding the auditor’s independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

•	Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

•
Enquire from the independent auditor annually as to their internal quality-control procedures, any material issues raised by the most recent internal quality-control review of the firm, any steps taken to deal with such issues, and all relationships between the independent auditor and the Bank.

•	Ensure the rotation of the audit partners as required by law.

Oversight of Internal Audit Function
•	Review the appointment and replacement of the internal auditor.

•	Review the significant reports to management prepared by the internal auditor and management’s responses.

•	Review and discuss with the independent auditor, management and the internal auditor, the internal audit program, budget and staffing and any changes in planned IAP scope.

Compliance Oversight Responsibilities
•
Review any employee, officer or director concerns or complaints regarding questionable accounting or auditing matters of the Bank, submitted (anonymously, confidentially or otherwise) to the Audit Committee, or its management liaison, (which will, subject to its duties arising under applicable law, regulations and legal proceedings, treat such submissions confidentially).

•
Review any employee, officer or director concerns or complaints about observed illegal or unethical behavior, conflicts of interest with regard to the Bank's interests, or any other violations of the Bank’s Code of Ethic’s Policy, submitted (anonymously, confidentially or otherwise) to the Audit Committee, or its management liaison, (which will, subject to its duties arising under applicable law, regulations and legal proceedings, treat such submissions confidentially).

•	Review management’s identification of fraud risks, implementation of antifraud measures, and creation of the appropriate “tone at the top”.

•	Issue the report required by the rules of the Securities and Exchange Commission to be included in the Bank’s annual proxy statement.

•	Advise the Board with respect to the Bank’s policies and procedures regarding compliance with applicable laws and regulations and with the Bank’s Code of Ethics Policy.

•
Review with the Bank’s General Counsel legal matters that may have a material impact on the financial statements, the Bank’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

•	Meet at least annually with the chief financial officer, the internal auditor and the independent auditor in separate executive sessions.

Limitation of Audit Committee’s Role
While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Bank’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Bank’s Code of Ethics Policy.

ANNUAL MEETING OF SHAREHOLDERS OF

NEWMIL BANCORP, INC.

April 27, 2005

PROOF # 1

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

NOMINEES:

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

○ Joseph Carlson II
○ Betty F. Pacocha
○ Anthony M. Rizzo, Sr.
○ Mary C. Williams

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. To ratify the appointment of PricewaterhouseCoopers, LLP as independent auditors for the year ending December 31, 2005.	☐	☐	☐

Mark here if you plan to attend the Meeting. ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROOF # 1

NEWMIL BANCORP, INC.

19 Main Street
New Milford, Connecticut 06776

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS 2005 ANNUAL MEETING OF SHAREHOLDERS - - APRIL 27, 2005

The undersigned shareholder of NewMil Bancorp, Inc. hereby appoints Paul Jaber and Kevin Dumas and each of them the proxies of the undersigned with full power of substitution to vote all the shares of NewMil Bancorp, Inc. held of record on March 7, 2005, at the Annual Meeting of Shareholders of the Corporation to be held at the Candlewood Valley County Club, in New Milford, Connecticut at 9:30 a.m. on Wednesday, April 27, 2005, and at any adjournment(s) thereof, with all the powers which the undersigned would have if personally present, hereby revoking any proxy theretofore given. A majority of said proxies or their substitutes who attend the meeting (or if only one shall be present, then that one) may exercise all of the powers hereby granted.

This proxy when properly signed will be voted in the manner directed herein by the undersigned shareholder. If no specification is made, this proxy will be voted "FOR" proposals 1 and 2. If any other business is properly presented at this Annual Meeting, or any adjournment(s) thereof, this proxy will be voted in accordance with the determination of a majority of the Board of Directors.

(Continued and to be signed on the reverse side)

14475